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                                                                  EXHIBIT 3.1(a)

                          CERTIFICATE OF INCORPORATION
                                       OF
                        HOLLEY PERFORMANCE PRODUCTS INC.

                                 ARTICLE FIRST

         The name of the corporation (hereinafter called the "Corporation") is Holley Performance Products Inc.

                                 ARTICLE SECOND

         The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                                 ARTICLE THIRD

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                 ARTICLE FOURTH

         The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of the par value of $1.00 per share. All such shares shall be one class and shall be designated "Common Stock".

                                 ARTICLE FIFTH

         The name and mailing address of the incorporator is as follows:


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
         Name                                     Address
         ----                                     -------
         Donald E. O'Keefe                        c/o Coltec Industries Inc.
                                                  430 Park Avenue
                                                  New York, NY 10022

                                 ARTICLE SIXTH

         The Corporation is to have perpetual existence.

                                ARTICLE SEVENTH

         For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders, it is further provided that:

                  (a) the number of directors of the Corporation shall be fixed by, or in the manner provided in, the By-laws of the Corporation;

                  (b) in furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered to make, alter, amend or repeal the By-laws in any manner not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation, subject to the power of the stockholders of the Corporation having voting power to alter, amend or repeal the By-laws made by the Board of Directors;

                  (c) in addition to the powers and authorities herein or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of this Certificate of Incorporation and of the Bylaws of the Corporation;


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                  (d)      any director or any officer elected or appointed by
         the stockholders or by the Board of Directors, or any Committee thereof, may be removed at any time by a unanimous consent of the stockholders or in any such other manner as shall be provided in the By-laws of the Corporation; and

                  (e) unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

                  IN WITNESS WHEREOF, I, Donald E. O'Keefe, the sole incorporator of Holley Performance Products Inc., have executed this Certificate of Incorporation this 30th day of October, 1995, and DO HEREBY CERTIFY under the penalties of perjury that the facts stated in this Certificate of Incorporation are true.


                                  /s/ Donald E. O'Keefe
                                  ---------------------------
                                  Donald E. O'Keefe


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                      CERTIFICATE OF OWNERSHIP AND MERGER
                      MERGING KHPP ACQUISITION CORPORATION
                                 WITH AND INTO
                        HOLLEY PERFORMANCE PRODUCTS INC.

         Pursuant to Section 253 of the General Corporation Law of the State of Delaware (the "Code"), the undersigned, KHPP Acquisition Corporation, a Delaware corporation (the "Company"), does hereby certify:

         FIRST:   That the Company was incorporated on the 16th day of April,
1998, pursuant to the Code.

         SECOND: That the Company owns all of the issued and outstanding shares of capital stock of Holley Performance Products Inc., a corporation incorporated on the 30th day of October, 1995, pursuant to the Code ("Subsidiary").

         THIRD:   That the Company, by resolutions duly adopted by its sole
director by written consent on the 12th day of May, 1998, determined to merge itself into Subsidiary and did adopt the following resolutions:

                  WHEREAS, the Company owns all of the issued and outstanding shares of common stock of Holley;

                  WHEREAS, the Company desires to merge itself into Holley pursuant to the provisions of Section 253 of the Delaware General Corporation Law;

                  RESOLVED, that effective upon the filing of an appropriate Certificate of Ownership and Merger embodying these resolutions with the Secretary of State of Delaware (but subject to the approval of the sole stockholder of the Company), the Company shall merge, and it hereby does merge itself into Holley, which will assume all of the obligations of the Company;

                  RESOLVED, that the terms and conditions of the merger are as follows:

                  Upon the proposed merger becoming effective, each outstanding share of common stock owned of record by the Company shall cease to be outstanding, without any payment being made in respect thereof; and each share of common stock of the Company shall be converted into one thousand (1,000) shares of common stock, $1.00 par value, of Holley, certificates for which shall be issued to the sole stockholder of the Company upon surrender to Holley of such stockholder's certificates formerly representing such shares of common stock of the Company;


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                  RESOLVED, that the proposed merger be submitted to the sole stockholder of the Company and that upon receiving the unanimous written consent of such stockholder, the proposed merger shall be approved;

                  RESOLVED, that the proper officers of the Company be and they hereby are directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge itself into said Holley, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State of Delaware and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

         FOURTH: That the Company shall merge with and into Subsidiary, whereupon the Company shall cease to exist and Subsidiary shall be the surviving entity of such merger, and Subsidiary shall assume all of the obligations of the Company.

         FIFTH:   That the merger has been approved by the sole stockholder of the Company, by written consent, in accordance with the provisions of the Code.

         SIXTH:   That this Certificate of Ownership and Merger shall be
effective as of the date of filing of this Certificate of Ownership and Merger with the Secretary of State of Delaware.

         IN WITNESS WHEREOF, the undersigned authorized officer of KHPP Acquisition Corporation has executed this Certificate of Ownership and Merger, this 15th day of May, 1998.

                                             KHPP ACQUISITION CORPORATION



                                             By:  /s/ Christopher Lacovara
                                                  ----------------------------
                                                  Christopher Lacovara
                                                  President


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